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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the inclusion in this Pre-Effective Amendment No. 2 to this Registration Statement on Form S-4 of Global Crossing Ltd. of our report dated November 30, 1999 relating to the consolidated and combined financial statements of IXnet, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Pre-Effective Amendment No. 2 to this Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY

May 8, 2000